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                                                                     Exhibit 5

                             TENZER GREENBLATT LLP
                             THE CHRYSLER BUILDING
                             405 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10174
                                (212) 885-5000


                                                 November 10, 1997



U.S. Home & Garden Inc.
655 Montgomery Street
San Francisco, California 94111

Gentlemen:

                  You have requested our opinion in connection with the public offering and sale (the "Offering") pursuant to a Registration Statement (the "Registration Statement") on Form S-1 (file no. 333-38483), of U.S. Home & Garden Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of (i) up to 6,000,000 shares (the "Offered Shares") of the Common Stock, $.001 par value, of the Company (the "Common Stock") to be offered by the Company and (ii) 900,000 shares of Common Stock of the Company to be offered by certain selling stockholders (the "Selling Stockholders") of which 703,110 shares are outstanding (the "Issued Shares") and 196,890 shares (the "Option Shares") are issuable upon exercise of options or warrants (collectively, the "Options") previously granted by the Company to certain of the Selling Stockholders.

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, the conformity to the originals of all documents presented to us as conformed or reproduced copies and the enforceability of all agreements and similar documents presented to us. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

                  Based upon and subject to the foregoing, it is our opinion that:

                  1. The Offered Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement, will be duly and validly issued and fully paid and nonassessable.

                  2. The Issued Shares have been duly and validly issued and are fully paid and nonassessable.

                  3. The Option Shares have been duly and validly authorized and when sold, paid for and issued upon exercise of the Options in accordance with the terms of the Options, will be duly and validly issued and fully paid and nonassessable.

                  Please be advised that certain partners of this firm are the beneficial owners of shares of Common Stock and options and warrants to purchase shares of Common Stock.

                  We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                              Very truly yours,


                                              /s/ TENZER GREENBLATT LLP
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                                              TENZER GREENBLATT LLP